EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Wayne D. Mackie	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates	Sharon Merrill Associates, Inc.
617-425-3740	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) ANNOUNCES FINANCIAL RESULTS
FOR FIRST QUARTER 2011

Revenue and Profitability Gain Momentum

BOSTON, April 28, 2011 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing management, economic and financial consulting services, today announced first quarter financial results for the 13 weeks ended April 2, 2011. This marks the first quarter under the Company’s recently changed fiscal year end from the last Saturday in November to the Saturday nearest December 31, resulting in a 13-week first quarter of fiscal 2011 compared to a 12-week first quarter of fiscal 2010.

Revenue for the first quarter of 2011 was $78.6 million.  Non-GAAP revenue for the first quarter of 2011 was $77.0 million.  Revenue for the first quarter of fiscal 2010 — the 12 weeks ended February 19, 2010 — was $58.8 million.  Non-GAAP revenue for the first quarter of fiscal 2010 was $57.8 million.

Net income for the first quarter of fiscal 2011 was $4.4 million, or $0.41 per diluted share.  Non-GAAP net income for the first quarter of fiscal 2011 was $4.3 million, or $0.40 per diluted share. Net income for the first quarter of fiscal 2010 was $266,000, or $0.02 per diluted share.  Non-GAAP net income for the first quarter of fiscal 2010 was $446,000, or $0.04 per diluted share.

A complete reconciliation between revenue, net income and net income per share on a GAAP and non-GAAP basis, for the first quarters of fiscal 2011 and fiscal 2010 is provided in the financial tables at the end of this release.

Financial Results Comments

“We are pleased with our first-quarter performance and the continued broad-based demand for our services,” said Paul Maleh, CRA’s President and Chief Executive Officer.  “We experienced momentum around new engagements within both our Litigation and Management Consulting businesses—particularly in our Competition, Finance and Marakon practices. This resulted in solid revenue performance, improving margins and utilization of 75% — our highest rate since fiscal 2007.”

“Our efforts to broaden our client relationships, simplify our internal processes, and generate balanced and profitable growth across the Company are proving effective,” said Maleh.  “During the quarter, our operating margin reached double digits for the first time in two years. This improved margin performance resulted from higher revenue, our focus on tightly managing our SG&A expenses and better allocating our resources.  Non-GAAP SG&A as a percentage of revenue decreased to 21.8% compared with 25.3% in the year ago quarter and 22.3% in the fourth quarter of fiscal 2010.  We are beginning to realize the full benefit of the restructuring actions we have taken in recent quarters. We concluded the quarter with cash and equivalents and short-term investments of more than $80 million and the Company’s financial position remains strong.”

Outlook

“Looking ahead, we believe the market conditions underlying our business are improving and that CRA is well positioned for profitable growth.  While clients are continuing to carefully manage their spending, our lead flow remains active and we are building our pipeline.  We remain optimistic about the growth prospects for our business in 2011,” Maleh concluded.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its first quarter fiscal 2011 financial results.  To listen to a live webcast of the call, please visit the Company’s website at http://www.crai.com prior to the event’s broadcast.  To listen to the call via telephone, dial (201) 689-8881 or (877) 709-8155.  Interested parties unable to participate in the live call may access an archived version of the webcast on CRA’s website.

In combination with this press release, CRA is providing prepared remarks by its CFO Wayne Mackie under “Conference Call Materials” in the investor relations section on the Company’s website at http://www.crai.com.  These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in litigation, regulatory, and financial consulting, and management consulting. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout North America, Europe, the Middle East, and Asia. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at http://www.crai.com.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating its results of operations.  The Company believes that presenting its financial results excluding the results of the Company’s NeuCo subsidiary is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the first quarters of 2011 and 2010, the Company has excluded NeuCo’s results.

Statements in this press release concerning the future business, operating results, estimated cost savings, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, the Company’s restructuring costs and attributable annual cost savings, changes in the Company’s effective tax rate, share dilution from the Company’s convertible debt offering and stock-based compensation, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, factors related to its acquisitions, including integration of personnel, clients, offices, and unanticipated expenses and liabilities, the risk of impairment write downs to the Company’s intangible assets, including goodwill, if the Company’s enterprise value declines below certain levels, risks associated with acquisitions it may make in the future, risks inherent in international operations, the performance of NeuCo, changes in accounting standards, rules and regulations, changes in the law that affect its practice areas, management of new offices, the potential loss of clients, the ability of customers to terminate the Company’s engagements on short notice, dependence on the growth of the Company’s business consulting practice, the unpredictable nature of litigation-related projects, the ability of the Company to integrate successfully new consultants into its practice, general economic conditions, intense competition, risks inherent in litigation, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s periodic filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED APRIL 2, 2011 COMPARED TO THE QUARTER ENDED FEBRUARY 19, 2010

(In thousands, except per share data)

	Quarter Ended April 2, 2011 (1)					Quarter Ended February 19, 2010 (1)
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(NeuCo) (2)	Results	Revenues	Results	Revenues	(NeuCo) (2)	Results	Revenues

Revenues	$78,607	100.0%	$1,633	$76,974	100.0%	$58,846	100.0%	$1,084	$57,762	100.0%
Costs of services	51,560	65.6%	387	51,173	66.5%	40,454	68.7%	374	40,080	69.4%
Gross profit	27,047	34.4%	1,246	25,801	33.5%	18,392	31.3%	710	17,682	30.6%

Selling, general and administrative expenses	17,828	22.7%	1,016	16,812	21.8%	15,794	26.8%	1,155	14,639	25.3%
Depreciation and amortization	1,299	1.7%	10	1,289	1.7%	1,258	2.1%	41	1,217	2.1%
Income (loss) from operations	7,920	10.1%	220	7,700	10.0%	1,340	2.3%	(486)	1,826	3.2%

Interest and other income (expense), net	(456)	-0.6%	(43)	(413)	-0.5%	(805)	-1.4%	(30)	(775)	-1.3%
Income (loss) before (provision) benefit for income taxes	7,464	9.5%	177	7,287	9.5%	535	0.9%	(516)	1,051	1.8%
(Provision) benefit for income taxes	(3,003)	-3.8%	(61)	(2,942)	-3.8%	(436)	-0.7%	169	(605)	-1.0%
Net income (loss)	4,461	5.7%	116	4,345	5.6%	99	0.2%	(347)	446	0.8%
Net (income) loss attributable to noncontrolling interest, net of tax	(26)	0.0%	(26)	—	0.0%	167	0.3%	167	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$4,435	5.6%	$90	$4,345	5.6%	$266	0.5%	$(180)	$446	0.8%

Net income per share attributable to CRA International, Inc.:
Basic	$0.42			$0.41		$0.02			$0.04
Diluted	$0.41			$0.40		$0.02			$0.04

Weighted average number of shares outstanding:
Basic	10,613			10,613		10,654			10,654
Diluted	10,798			10,798		10,835			10,835

(1) The quarter ended April 2, 2011 includes thirteen weeks of operating results and the quarter ended February 19, 2010 includes twelve weeks of operating results.

(2) These adjustments include activity related to NeuCo in the Company’s GAAP results.

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CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 2,	January 1,
	2011	2011

Assets
Cash and cash equivalents and short-term investments	$81,882	$87,505
Accounts receivable and unbilled, net	88,690	82,695
Other current assets	23,436	21,830
Total current assets	194,008	192,030

Property and equipment, net	19,215	17,618
Goodwill and intangible assets, net	144,973	143,828
Other assets	13,961	13,889
Total assets	$372,157	$367,365

Liabilities and shareholders’ equity
Current liabilities	$89,451	$91,497
Long-term liabilities	19,358	20,444
Total liabilities	108,809	111,941

Total shareholders’ equity	263,348	255,424
Total liabilities and shareholders’ equity	$372,157	$367,365

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